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                                                                    EXHIBIT 16.1



November 20, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 20, 2003, of Equidyne Corporation and agree with such statements made concerning our firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                Very truly yours,

                                                /s/ KBA Group LLP

                                                KBA Group LLP